==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 23, 2001






                          NEWFIELD EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                     1-12534             72-1133047
   (State or other jurisdiction      (Commission file     (I.R.S. employer
 of incorporation or organization)       number)       identification number)


  363 N. Sam Houston Parkway E.
           Suite 2020
         Houston, Texas                                         77060
(Address of principal executive offices)                      (Zip code)


      Registrant's telephone number, including area code: (281) 847-6000

==============================================================================

Item 2.  Acquisition or Disposition of Assets

  On January 23, 2001, Newfield Exploration Company ("Newfield") acquired all of the outstanding capital stock of Lariat Petroleum Inc ("Lariat") by merging Lariat with and into Newfield Exploration Mid-Continent Inc., a wholly owned subsidiary of Newfield. The total consideration for the acquisition was approximately $333 million, inclusive of the assumption of debt and certain other obligations of Lariat. The transaction will be accounted for as a purchase.

  The total consideration consisted of approximately 1.9 million shares of Newfield's stock with a value, based on the closing price on January 22, of $68 million and $265 in cash. Newfield financed the cash portion of the consideration under its new credit facility. See Item 5 below.

  Lariat is a private, independent exploration and production company primarily focused in the Anadarko Basin of Oklahoma. As of June 30, 2000, Lariat had a proved reserve base of 256 billion cubic feet equivalent ("Bcfe"). Approximately 75% of Lariat's proved reserves are natural gas and 90% are located in Oklahoma. During 2000, Lariat drilled 91 wells in Oklahoma and seven wells in the Permian Basin. Lariat's daily production at the end of 2000 was approximately 45 million cubic feet of gas and 1,900 barrels of oil.

  The acquisition provides a new focus area for Newfield, adding natural gas assets with a reserve life index of about 11 years. As a result of the acquisition, Newfield's total proved reserves are in excess of 900 Bcfe and approximately 40% of those reserves are located onshore U.S.

  Randy Foutch, the President and Chief Executive Officer of Lariat, will continue in such capacity with Newfield Exploration Mid-Continent Inc. and was elected Vice President - Mid-Continent of Newfield.

  The statements set forth in this Report regarding estimated reserves and reserve life indices are forward looking and are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services and the availability of capital resources, labor conditions and other factors set forth in Newfield's Annual Report on Form 10-K for the year ended December 31, 1999. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.

Item 5.      Other Events

  In connection with the acquisition of Lariat, Newfield obtained a new reserve-based revolving credit facility pursuant to a Credit Agreement with The Chase Manhattan Bank, as Agent, and the banks signatory thereto, as amended by First Amendment Agreement dated as of January 31, 2001 (the "Credit Agreement"). The banks participating in the new facility have committed to lend Newfield up to $425 million. The amount available under the facility is subject to a calculated borrowing base determined by banks holding 75% of the aggregate commitments, which is reduced by the aggregate outstanding principal amount of any senior unsecured notes issued by Newfield (currently $125 million). The borrowing base will be redetermined at least semi-annually and, after reduction for currently outstanding senior unsecured notes, is currently $385 million. The new facility contains restrictions on the payment of dividends and the incurrence of debt as well as other customary covenants and restrictions. The new facility matures on January 23, 2004.

Item 7.  Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired.

     It was impracticable to provide the required financial statements for the Business Acquired by the date this Report was filed with the Securities and Exchange Commission (the "Commission") as none of the required financial statements were available on such date. The Company will provide such statements under cover of Form 8-K/A as soon as practicable, but in any event not later than 60 days after the date this Report was required to be filed with the Commission.

(b)   Pro Forma Financial Information.

     It was impracticable to provide the required pro forma financial information by the date this Report was filed with the Commission as none of the required information was available on such date. The Company will provide such information under cover of Form 8-K/A as soon as practicable, but in any event not later than 60 days after the date this Report was required to be filed with the Commission.

(c)   Exhibits.


      Each of the following exhibits is filed herewith:

      10.1 Amended and Restated Agreement and Plan of Merger, dated as of January 19, 2001, by and among Newfield, Newfield Exploration Mid-Continent Inc., Lariat and the former stockholders of Lariat

      10.2.1 Credit Agreement, dated as of January 23, 2001, among Newfield, The Chase Manhattan Bank, as Agent, and the banks signatory thereto (the "Credit Agreement")

      10.2.2 First Amendment Agreement, dated as of January 31, 2001, amending the Credit Agreement

      10.3 Registration Rights Agreement, dated as of January 23, 2001, by and among Newfield and certain of the former stockholders of Lariat

      10.4.1 Employment Agreement, dated April 1, 1997, by and between Lariat and Raymond A. Foutch (the "Foutch Employment Agreement")

      10.4.2 Letter Agreement, dated December 28, 2000, amending the Foutch Employment Agreement

                                    SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          NEWFIELD EXPLORATION COMPANY




Date:  February 7, 2001               By: /s/ Terry W. Rathert
                                     -----------------------------------
                                      Terry W. Rathert
                                      Vice President, Chief Financial
                                      Officer and Secretary
                                      (Authorized Officer and Principal
                                       Financial Officer)

                                 EXHIBIT INDEX

     Exhibit
       No.                    Description

      10.1 Amended and Restated Agreement and Plan of Merger, dated as of January 19, 2001, by and among Newfield, Newfield Exploration Mid-Continent Inc., Lariat and the former stockholders of Lariat

      10.2.1 Credit Agreement, dated as of January 23, 2001, among Newfield, The Chase Manhattan Bank, as Agent, and the banks signatory thereto (the "Credit Agreement")

      10.2.2 First Amendment Agreement, dated as of January 31, 2001, amending the Credit Agreement

      10.3 Registration Rights Agreement, dated as of January 23, 2001, by and among Newfield and certain of the former stockholders of Lariat

      10.4.1 Employment Agreement, dated April 1, 1997, by and between Lariat and Raymond A. Foutch (the "Foutch Employment Agreement")

      10.4.2 Letter Agreement, dated December 28, 2000, amending the Foutch Employment Agreement